                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made as of
March 20, 1997, by and among NeoMagic Corporation, a Delaware corporation (the "Company"), with its principal office at 3260 Jay Street, Santa Clara, California 95054 and MC Silicon Valley, Inc. (the "Purchaser").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Company has proposed to undertake an initial public offering (the "Stock Offering") of its shares of Common Stock, $.001 par value ("Common Stock");

     WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement (the "Registration Statement") on Form S-1 (Registration No. __________) pursuant to which the shares of Common Stock to be sold in the Stock Offering and the Shares (as defined below) to be sold pursuant to this Agreement will be registered under the Securities Act of 1933, as amended (the "Securities Act"); and

     WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to purchase, and the Company agrees to issue and sell, shares of Common Stock;

     NOW, THEREFORE, BE IT RESOLVED that for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    SECTION

                      Authorization and Sale of the Shares
                      ------------------------------------

      1.1  Authorization.  The Company has authorized the sale and issuance to
           -------------
the Purchaser of 50,000 shares of its Common Stock (the "Shares").

      1.2  Sale of the Shares.  Subject to the terms and conditions of this
           ------------------
Agreement, the Purchaser agrees to purchase at the Closing (as defined herein), and the Company agrees to sell and issue to the Purchaser at the Closing, such number of Shares (the "Offered Shares") equal to $500,000 divided by the Price per Share, as defined herein, in consideration of payment by Purchaser to the Company of an aggregate purchase price (the "Purchase Price") equal to the product of the Price per Share and the number of Offered Shares; provided however that no fractional Share shall be issued and the Purchase Price shall be adjusted to such amount as to result in a whole number of Offered Shares as close to, but not exceeding, 50,000. As used herein, "Price per Share" shall mean the price to the public per share of Common Stock in the Stock Offering less the underwriting discount per share of Common Stock in the Stock
Offering.

                                   SECTION 2

                             Closing Date; Delivery
                             ----------------------

      2.1  Closing Date.  The closing of the purchase and sale of the Shares
           ------------
hereunder (the "Closing") shall be held at the time and place of the closing of the Stock Offering (the time of the Closing is hereinafter referred to as the "Closing Date").

      2.2  Delivery.
           --------

           (a) At least one business day prior to the Closing Date, the Purchaser will deliver to Account No. 14843-00544, Bank of America (ABA Ref. No.121000358) (the "Account") cash or a certified check in the amount of the Purchase Price. The Purchaser shall not instruct Bank of America to disburse funds deposited in the Account pursuant to this clause (a) except in accordance
                                                           ------
with the provisions of clauses (c) and (d) hereof.

           (b) At the Closing, the Company will deliver to the Purchaser a certificate or certificates registered in the Purchaser's name, representing the Shares to be purchased by such Purchaser at the Closing.

           (c) At the Closing, the Purchaser will cause Bank of America to deliver to the Company by check or wire transfer all amounts held in the Account pursuant to instructions provided by the Company.

           (d) On the earlier to occur of (x) the first business day following Closing Date and (y) June 1, 1997, the Purchaser may deliver written instructions to Bank of America to deliver to each Purchaser any amounts delivered by such Purchaser pursuant to clause (a) that were not disbursed, or were not required to be disbursed, pursuant to clause (c).


                                    SECTION 3

                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company represents and warrants to the Purchaser as of each of the date hereof and the Closing Date as follows:

      3.1  Organization and Standing.  The Company is a corporation duly
           -------------------------
organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of such state. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company.

      3.2  Corporate Power.  The Company has all requisite legal and corporate
           ---------------
power and authority to execute and deliver this Agreement and to sell and issue the Shares hereunder.

      3.3. Authorization.  All corporate action on the part of the Company, its
           -------------
directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations hereunder have been or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Shares are subject to restrictions on transfer under state and/or federal securities laws.

      3.4  Brokers.  The Company has not dealt with any broker, finder,
           -------
commission, agent or other person in connection with the sale of the Shares and the transactions contemplated by this Agreement.

      3.5  Registration Statement Effective.  The Registration Statement has
           --------------------------------
been declared effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted by or, to the knowledge of the Company, threatened by the Securities and Exchange Commission.


                                    SECTION 4

                Representations and Warranties of the Purchaser
                -----------------------------------------------

     Representations and Warranties of the Purchaser.  The Purchaser hereby
     -----------------------------------------------
represents and warrants to the Company effective as of each of the date hereof and the Closing Date, as follows:

      4.1  Purchase for Own Account; No View to Distribution.  The Purchaser is
           -------------------------------------------------
purchasing the Shares for its account only and not with a view to undertake any "distribution" thereof within the meaning of the Securities Act.

      4.2  Acknowledgment of Receipt of Prospectus.  The Purchaser hereby
           ---------------------------------------
acknowledges receipt from the Company of each of (i) that certain Preliminary Prospectus dated as of February __, 1997 constituting a part of the Registration Statement and (ii) that certain Final Prospectus of even date herewith constituting a part of the Registration Statement.

      4.3  No Legal, Tax or Investment Advice.  The Purchaser understands that
           ----------------------------------
nothing in the Registration Statement, this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as he, in his sole discretion, has deemed necessary or appropriate in connection with his purchase of the Shares.

      4.4  Authorization.  The Purchaser has full legal capacity to execute and
           -------------
deliver this Agreement. This Agreement when executed and delivered by the Purchaser shall constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.


                                    SECTION 5

                       Conditions to Closing of Purchaser
                       ----------------------------------

     The Purchaser's obligation to purchase the Shares at the Closing is, at the option of the Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

      5.1  Representations and Warranties Correct.  The representations and
           --------------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

      5.2  Covenants.  All covenants, agreements and conditions contained in
           ---------
this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

      5.3  Consents and Permits.  The Company shall have received all consents,
           --------------------
permits and other authorizations, and made all such filings and declarations, as may be required pursuant to any law, statute, regulation or rule (Federal, state, local and foreign) in connection with the transactions to be consummated on or prior to the Closing Date contemplated by this Agreement and the other documents including the issuance and sale of the Shares to the Purchaser, and pursuant to all other agreements, orders and decrees to which the Company is a party or to which the Company is subject, in connection with the transactions to be consummated on or prior to the Closing Date contemplated by this Agreement and the other documents.

      5.4  Effectiveness of the Registration Statement.  No stop order
           -------------------------------------------
suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted by or, to the knowledge of the Company, threatened by the Securities and Exchange Commission.

                                  SECTION 6

                        Conditions to Closing of Company
                        --------------------------------

     The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

      6.1  Representations and Warranties Correct.  The representations and
           --------------------------------------
warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

      6.2  Covenants.  All covenants, agreements and conditions contained in
           ---------
this Agreement to be performed by the Purchaser on or prior to the Closing Date (including, without limitation, delivery of payment to the Company pursuant to Section 2.2 in respect of the several purchases of the Shares) shall have been performed or complied with in all material respects.

      6.3  Consents and Permits.  The Company shall have received all consents,
           --------------------
permits and other authorizations, and made all such filings and declarations, as may be required pursuant to any law, statute, regulation or rule (Federal, state, local and foreign) in connection with the transactions to be consummated on or prior to the Closing Date contemplated by this Agreement and the other documents including the issuance and sale of the Shares to the Purchaser, and pursuant to all other agreements, orders and decrees to which the Company is a party or to which the Company is subject, in connection with the transactions to be consummated on or prior to the Closing Date contemplated by this Agreement and the other documents.

      6.4  No Material Judgment or Order.  There shall not be on the Closing
           -----------------------------
Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that, in the reasonable judgment of the Company, would prohibit the sale or issuance of the Shares hereunder or subject the Company to any material penalty if the Shares were to be issued and sold hereunder.

      6.5  Effectiveness of the Registration Statement.  No stop order
           -------------------------------------------
suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted by or, to the knowledge of the Company, threatened by the Securities and Exchange Commission.

      6.6  Completion of the Stock Offering.  The Company shall have consummated
           --------------------------------
the sale and issuance of not less than $25,000,000 worth of shares of Common Stock in the Stock Offering.

                                    SECTION 7

                                 Miscellaneous
                                 -------------

      7.1  Waivers and Amendments.  This Agreement may not be waived or amended
           ----------------------
without the written consent of the Company and the Purchaser.

      7.2  Governing Law.  This Agreement shall be governed in all respects by
           -------------
the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

      7.3  Survival.  The representations, warranties, covenants and agreements
           --------
made in this Agreement shall survive any investigation made by the Company or the Purchaser and the Closing.

      7.4  Severability.  If any term, provision, covenant or restriction of
           ------------
this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      7.5  Successors and Assigns.  The provisions of this Agreement shall inure
           ----------------------
to the benefit to, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

      7.6  Entire Agreement.  This Agreement constitutes the full and entire
           ----------------
understanding and agreement between the parties with regard to the subjects thereof.

      7.7  Notices, etc.  All notices and other communications required or
           -------------
permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the Company or the Purchaser, as the case may be, at their respective addresses set forth at the beginning of this Agreement in the case of the Company at such other address as the Company or the Purchaser shall have furnished to the other party in writing.

      7.8  Expenses.  Each party will pay its own costs and expenses incurred in
           --------
connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

      7.9  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    NEOMAGIC CORPORATION



                                    By:  /s/ Prakash Agerwal
                                        _____________________________________

                                    Title: President
                                          __________________________________



                                    MC SILICON VALLEY, INC.


                                    By:  /s/ Junji Inoue
                                        _____________________________________

                                    Title: President
                                          __________________________________



                      * * * STOCK PURCHASE AGREEMENT * * *

                                      -8-